Exhibit 99.1

Clean Energy Appoints Lizabeth Ardisana to Board of Directors

NEWPORT BEACH, Calif. — December 10, 2019 — Clean Energy Fuels Corp. (CLNE) (“Clean Energy” or the “company”) today announced that Lizabeth Ardisana has been appointed to its Board of Directors, effective immediately.

“As a highly respected and seasoned executive with valuable experience in the alternative fuels industry, we look forward to Lizabeth’s engagement and assistance in guiding our objectives,” said Clean Energy Board of Directors Chairman Stephen Scully. “We are fortunate to have her join us and I am confident that she is going to make an important and positive impact on our company.”

Ms. Ardisana, 68, is the chief executive officer and the principal owner of the firm ASG Renaissance, a technical and communication services firm, which she founded in 1987. In this capacity, she has worked with Ford Motor Company and other vehicle manufacturers on their alternative fuel initiatives, including converting vehicles to natural gas. She is also chief executive officer of Performance Driven Workforce, a scheduling and staffing firm that was founded in 2015 in Michigan and has since expanded into five states.

“I am excited about joining the Clean Energy Board of Directors and making a contribution to this impressive company,” stated Ms. Ardisana. “I look forward to working alongside my fellow directors and company management to advance natural gas as a clean, alternative transportation fuel.”

An active business and civic leader in Michigan, Ms. Ardisana has held numerous leadership positions in a variety of non-profit organizations, including the United Way for Southeastern Michigan (where she currently serves as chair). She holds a bachelor’s degree in Mathematics and Computer Science from the University of Texas, a master’s degree in Mechanical Engineering from the University of Michigan and a master’s degree in Business Administration from the University of Detroit.

About Clean Energy

Clean Energy Fuels Corp. is the leading provider of natural gas fuel and renewable natural gas (RNG) fuel for transportation in the United States and Canada, with a network of approximately 540 stations across North America that it owns or operates. Clean Energy builds and operates compressed natural gas (CNG) and liquefied natural gas (LNG) stations and delivers more CNG, LNG and RNG vehicle fuel than any other company in the United States. Clean Energy sells Redeem™ RNG fuel and believes it is the cleanest transportation fuel commercially available, reducing greenhouse gas emissions by at least 70%. Clean Energy owns natural gas liquefaction facilities in California and Texas that produce LNG for the transportation and other markets. For more information, visit www.CleanEnergyFuels.com.

Clean Energy Contact:	Investor Contact:
Raleigh Gerber	investors@cleanenergyfuels.com
949-437-1397
raleigh.gerber@cleanenergyfuels.com

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, Ms. Ardisana’s directorship, the effect of her directorship on the company and its Board of Directors, and the company’s ability to advance natural gas as an alternative vehicle fuel and achieve its other strategic objectives. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the company’s future performance, and they are based on the company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors, including, among others, the composition and effectiveness of the company’s Board of Directors and the relationships among its members, the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel and the factors that may influence such adoption, and the company’s ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally. The forward-looking statements made in this news release speak only as of the date of this news release and the company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The company’s periodic reports and other documents filed with the Securities and Exchange Commission (available at www.sec.gov) contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this news release.